Exhibit 99.1

Callon Petroleum Company Announces First Quarter 2016 Results

NATCHEZ, Miss., May 4, 2016 /PRNewswire/ -- Callon Petroleum Company (NYSE: CPE) ("Callon" or the "Company") today reported results of operations for the three months ended March 31, 2016.

Presentation slides accompanying this earnings release are available on the Company's website at www.callon.com located on the "Events and Presentations" page within the Investors section of the site.

Financial and operational highlights for the first quarter of 2016 and other recent data points include:

  Net daily production of 12,440 barrels of oil equivalent per day ("BOE/d"), an increase of 17% compared to the fourth quarter of 2015, comprised of 79% oil volume
  Adjusted Total Revenues of $38.4 million, a non-GAAP financial measure(i)
  Lease operating expense, including workovers, of $6.15 per barrel of oil equivalent ("BOE"), a decrease of 5% from the fourth quarter of 2015
  Adjusted cash G&A, a non-GAAP financial measure(i), of $3.55 per BOE, a decrease of 7% from the previous quarter
  Adjusted EBITDA, a non-GAAP financial measure(i), of $25.6 million, representing a margin of approximately 67% of Adjusted Total Revenues, a non-GAAP financial measure(i)
  Adjusted Income per fully diluted common share, a non-GAAP financial measure(i), of $0.00 and a GAAP loss per diluted common share of $0.51
  Announced two Midland Basin transactions and the establishment of a new core operating area in Howard County
  Raised over $300 million in common stock through public offerings to fund pending acquisitions
i.	See "Non-GAAP Financial Measures and Reconciliations" included within this release for related disclosures and calculations

"Callon's performance continues to benefit from the strength of our core asset position and persistent focus on capital efficiency and operating costs. Our focus on day-to-day execution and enhancing our completion designs has positioned us to achieve our goal of living within cash flow while delivering efficient asset growth," commented Fred Callon, Chairman and Chief Executive Officer. "As we look forward into 2016, we are preparing to overlay our operational model across an expanded footprint, including our pending Howard County transaction, with an increased level of drilling activity commencing as early as October 2016. In the interim, we intend to use the anticipated free cash flow generation from our base drilling program to solidify our financial position in anticipation of this acceleration in activity."

Operations Update

At March 31, 2016, Callon had 89 gross (78.3 net) horizontal wells producing in the Midland Basin from five established zones. Our net daily production for the three months ended March 31, 2016, grew approximately 45% to 12,440 BOE/d (approximately 79% oil) as compared to the same period of 2015. Sequentially, we grew production more than 17% compared to the fourth quarter of 2015.

The following table summarizes the Company's drilling activity for the period indicated:

	For the Three Months Ended March 31, 2016
	Drilled		Completed (a)		Placed on Production		Awaiting Completion
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Central Midland Basin horizontal wells	5	4.3	9	7.1	8	6.1	2	1.8

(a)	Completions include wells drilled prior to 2016.

During the first quarter, we placed on production 8 gross (6.1 net) Lower Spraberry wells, all in our CaBo area, with an average lateral length of approximately 5,000'. Since placing our first two Lower Spraberry wells on production in November 2014, we now have 22 wells producing from this zone with lateral lengths ranging from 5,000' to 10,000'. We are currently completing a three-well pad in our Pecan Acres field targeting the lower section of the Lower Spraberry zone ("LLS") and are drilling a new three-well pad in our Carpe Diem field with two of the wells targeting the upper section of the Lower Spraberry ("ULS") and the third well targeting the LLS. This pad will be drilled on a 12 wells per section spacing and represents our ongoing efforts to evaluate tighter well density in this zone. In addition to our own planned tests of tighter spacing in 2016, we will continue to monitor offsetting activity that is expected to test well spacing density of up to 20 wells per section in the future.

For the three months ended March 31, 2016, we accrued $35.0 million in operational capital expenditures, including facilities expenditures of $5.4 million, compared to $36.4 million in the fourth quarter of 2015. Total capital expenditures, inclusive of capitalized expenses, are detailed below on an accrual and cash basis (in thousands):

	Three Months Ended March 31, 2016
	Operational Capital Expenditures	Capitalized Interest	Capitalized G&A	Total Capital Expenditures
Cash basis	$52,991	$2,338	$3,329	$58,658
Timing adjustments (a)	(18,021)	37	—	(17,984)
Non-cash items	—	—	953	953
Accrual (GAAP) basis	$34,970	$2,375	$4,282	$41,627

(a)	Includes timing adjustments related to cash disbursements in the current period for capital expenditures incurred in the prior period.

Second Quarter 2016 Guidance

Second quarter guidance assumes that the pending transactions involving Big Star Oil & Gas, LLC and the western Reagan County area of mutual interest are completed in late May 2016.

	First Quarter	Second Quarter
	2016 Actual	2016 Guidance
Total Production (BOE/d)	12,440	13,500 - 14,500
% oil	79%	76% - 78%
% oil hedged (a)		56%
Expenses (per BOE)
LOE, including workovers	$6.15	$6.00 - $6.50
Production taxes, including ad valorem	$1.96	$2.25 - $2.50
Adjusted G&A (b)	$4.10	$3.75 - $4.25
Adjusted G&A - cash component (c)	$3.55	$3.00 - $3.50
Operational Capital Expenditures
Accrual basis ($MM)	$35	$15 - $25

(a)	Based on the midpoint of guidance. Includes swaps, three-way collars and two-way collars tied to the WTI NYMEX benchmark pricing.
(b)

Excludes certain non-recurring expenses and non-cash valuation adjustments. See the reconciliation provided within the Non-GAAP financial measures and reconciliations section of this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

(c)	Excludes stock-based compensation and corporate depreciation and amortization.

Operating and Financial Results

The following table presents summary information for the periods indicated:

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net production:
Oil (MBbls)	892	777	638
Natural gas (MMcf)	1,443	1,188	801
Total production (MBOE)	1,132	975	771
Average daily production (BOE/d)	12,440	10,598	8,567
% oil (BOE basis)	79%	80%	83%
Oil and natural gas revenues (in thousands):
Oil revenue	$27,443	$30,582	$27,909
Natural gas revenue	3,255	2,981	2,482
Total revenue	$30,698	$33,563	$30,391
Impact of cash-settled derivatives	7,716	9,918	10,343
Adjusted Total Revenue (i)	$38,414	$43,481	$40,734

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Additional per BOE data:
Sales price, excluding impact of cash-settled derivatives	$27.12	$34.42	$39.42
Sales price, including impact of cash-settled derivatives	33.93	44.60	52.83

Lease operating expense	$6.15	$6.47	$9.03
Production taxes	1.96	2.04	2.94
Depletion, depreciation and amortization	13.89	17.29	23.48
Adjusted G&A - total (a)	4.10	4.45	6.15
Adjusted G&A - cash component (b)	3.55	3.80	5.37

(a)

Excludes certain non-recurring expenses and non-cash valuation adjustments. See the reconciliation provided within this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

(b)	Excludes the amortization of equity-settled share-based incentive awards and corporate depreciation and amortization.

Total Revenue. For the quarter ended March 31, 2016, Callon reported total revenues including cash-settled derivatives ("Adjusted Total Revenue," a non-GAAP financial measure(i)) of $38.4 million, comprised of oil revenues of $35.0 million, and natural gas revenues of $3.4 million including the $7.7 million impact of settled derivative contracts. The table above reconciles to the related GAAP measure of the Company's revenue to Adjusted Total Revenue. Average daily production for the quarter was 12,440 BOE/d compared to average daily production of 10,598 BOE/d in the fourth quarter of 2015. Average realized prices, including and excluding the effects of hedging, are detailed below.

Hedging impacts. For the quarter ended March 31, 2016, Callon recognized the following hedging-related items:

	In Thousands	Per Unit
Oil derivatives contracts
Net gain on settlements	$7,507	$8.41
Net loss on fair value adjustments	(9,137)
Total net loss on oil derivatives contracts	$(1,630)

Natural gas derivatives contracts
Net gain on settlements	$209	$0.14
Net gain on fair value adjustments	489
Total net gain on natural gas derivatives contracts	$698

Total derivatives contracts
Net gain on settlements	$7,716	$6.81
Net loss on fair value adjustments	(8,648)
Total net loss on total derivatives contracts	$(932)

Average realized prices, including and excluding the impact of cash settled derivatives during the first quarter, were as follows:

Three Months Ended
March 31, 2016
Average realized sales price:
Oil (per Bbl) (excluding impact of cash-settled derivatives)	$30.77
Impact of cash-settled derivatives	8.41
Oil (per Bbl) (including impact of cash-settled derivatives)	$39.18

Natural gas (per Mcf) (excluding impact of cash-settled derivatives)	$2.26
Impact of cash-settled derivatives	0.14
Natural gas (per Mcf) (including impact of cash-settled derivatives)	$2.40

Total (per BOE) (excluding impact of cash-settled derivatives)	$27.12
Impact of cash-settled derivatives	6.81
Total (per BOE) (including impact of cash-settled derivatives)	$33.93

Lease Operating Expenses, including workover expense ("LOE"). LOE per BOE for the three months ended March 31, 2016 was $6.15 per BOE, compared to LOE of $6.47 per BOE in the fourth quarter of 2015.

Production Taxes, including ad valorem taxes. Production taxes were $1.96 per BOE in the first quarter of 2016, representing approximately 7.2% of total revenue before the impact of derivative settlements.

Depreciation, Depletion and Amortization ("DD&A"). DD&A for the three months ended March 31, 2016 was $13.89 per BOE compared to $17.29 per BOE in the fourth quarter of 2015, with the decrease in per unit DD&A being attributable to increases in proved reserves relative to our depreciable asset base and assumed future development costs related to undeveloped proved reserves. The decrease in our depreciable base was primarily related to the write-down of oil and natural gas properties in the fourth quarter of 2015.

General and Administrative, net of amounts capitalized ("G&A"). G&A excluding certain non-cash incentive share-based compensation valuation adjustments ("Adjusted G&A", a non-GAAP measure(i)) was $4.6 million, or $4.10 per BOE, for the current period compared to $4.3 million, or $4.45 per BOE, for the fourth quarter of 2015. The cash component of Adjusted G&A was $4.0 million, or $3.55 per BOE, for the current period compared to $3.7 million, or $3.80 per BOE, for the fourth quarter of 2015.

For the first quarter of 2016, G&A and Adjusted G&A, which excludes the amortization of equity-settled, share-based incentive awards and corporate depreciation and amortization, are calculated as follows (in thousands):

	Recurring		Non-Recurring
	Cash	Non-Cash	Cash	Non-Cash	Total
G&A expenses:
Cash G&A	$4,019	$—	$—	$—	$4,019
Restricted stock share-based compensation	—	511	—	—	511
Change in the fair value of liability share-based awards	—	698	—	—	698
Corporate depreciation & amortization	—	113	—	—	113
Threatened proxy contest	—	—	221	—	221
Total G&A expense:	$4,019	$1,322	$221	$—	$5,562
Adjusted G&A:
Less: Change in the fair value of liability share-based awards					$(698)
Less: Threatened proxy contest expenses					(221)
Adjusted G&A – total					4,643
Restricted stock share-based compensation					(511)
Corporate depreciation & amortization					(113)
Adjusted G&A – cash component					$4,019

Write-down of Oil and Natural Gas Properties. As a result of the ceiling test limitation, the Company recognized write-downs of oil and natural gas properties of $34.8 million in the first quarter of 2016.

Income (Loss) Available to Common Shareholders. The Company reported a net loss available to common shareholders of $42.9 million in the first quarter of 2016 and Adjusted Loss available to common shareholders of $0.2 million, or $0.00 per diluted share.

Hedge Portfolio Summary

The following table summarizes our open derivative positions as of May 2, 2016:

	For the Remainder of	For the Full Year of
Oil contracts	2016	2017
Swap contracts (NYMEX)
Total volume (MBbls)	703	730
Weighted average price per Bbl	$58.09	$44.50
Swap contracts (Midland basis differentials)
Volume (MBbls)	1,100	—
Weighted average price per Bbl	$0.17	$—
Collar contracts combined with short puts (WTI, three-way collar)
Volume (MBbls)	397	—
Weighted average price per Bbl
Ceiling (short call)	$63.07	$—
Floor (long put)	53.07	—
Short put	38.52	—
Collar contracts
Total volume (MBbls)	550	—
Weighted average price per Bbl
Ceiling (short call)	$46.50	$—
Floor (long put)	37.50	—
Put option contracts (short position)
Volume (MBbls)	—	730
Put strike price	$—	$30.00
Call option contracts (short position)
Total volume (MBbls)	—	670
Weighted average price per Bbl
Call strike price	$—	$50.00

Natural gas contracts
Swap contracts
Total volume (BBtu)	1,650	—
Weighted average price per MMBtu	$2.52	$—

Non-GAAP Financial Measures and Reconciliations

This news release refers to non-GAAP financial measures such as "discretionary cash flow," "Adjusted Income," "Adjusted G&A" and "Adjusted EBITDA," and "Adjusted Total Revenues." These measures, detailed below, are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

  Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow and discretionary cash flow per diluted share are calculated using net income (loss) adjusted for certain items including depreciation, depletion and amortization, the impact of financial derivatives (including the mark-to-market effects, net of cash settlements and premiums paid or received related to our financial derivatives), remaining asset retirement obligations related to our divested offshore properties, restructuring and other non-recurring costs, deferred income taxes and other non-cash income items.
  Callon believes that the non-GAAP measure of Adjusted G&A is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period. The table above details all adjustments to G&A on a GAAP basis to arrive at Adjusted G&A.
  We believe that the non-GAAP measure of Adjusted Income available to common shareholders ("Adjusted Income") and Adjusted Income per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. These measures exclude the net of tax effects of certain non-recurring items and non-cash valuation adjustments, which are detailed in the reconciliation provided below. Prior to being tax-effected and excluded, the amounts reflected in the determination of Adjusted Income and Adjusted Income per diluted share above were computed in accordance with GAAP.
  We calculate Adjusted Earnings before Interest, Income Taxes, Depreciation, Depletion and Amortization ("Adjusted EBITDA") as Adjusted Income plus interest expense, income tax expense (benefit) and depreciation, depletion and amortization expense. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, we believe that Adjusted EBITDA provides additional information with respect to our performance or ability to meet its future debt service, capital expenditures and working capital requirements. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among companies, the Adjusted EBITDA we present may not be comparable to similarly titled measures of other companies.
  We believe that the non-GAAP measure of Adjusted Total Revenues is useful to investors because it provides readers with a revenue value more comparable to other companies who account for derivative contracts and hedges and include their affects in revenue. We believe Adjusted Total Revenue is also useful to investors as a measure of the actual cash inflows generated during the period.

The following tables reconcile to the related GAAP measure the Company's loss available to common stockholders to Adjusted Income and the Company's net loss to Adjusted EBITDA (in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Loss available to common stockholders	$(42,933)	$(115,144)	$(12,171)
Valuation allowance	14,288	40,025	—
Write-down of oil and natural gas properties	22,604	78,737	—
Net loss (gain) on derivatives, net of settlements	5,621	(635)	5,144
Rig termination fee	—	(368)	2,367
Change in the fair value of share-based awards	461	1,197	1,676
Early retirement expenses	—	—	3,034
Withdrawn proxy contest expenses	144	—	72
Adjusted Income	$185	$3,812	$122
Adjusted Income per fully diluted common share	$0.00	$0.05	$0.00

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net loss	$(41,109)	$(113,170)	$(10,197)
Write-down of oil and natural gas properties	34,776	121,134	—
Net loss (gain) on derivatives, net of settlements	8,648	(977)	7,914
Change in the fair value of share-based awards	1,225	2,354	3,057
Early retirement expenses	—	—	4,668
Rig termination fee	—	(566)	3,641
Withdrawn proxy contest expenses	221	—	111
Acquisition expense	48	27	3
Income tax benefit	—	—	(5,077)
Interest expense	5,491	5,544	4,858
Depreciation, depletion and amortization	16,129	17,308	18,546
Accretion expense	180	175	209
Adjusted EBITDA	$25,609	$31,829	$27,733
Adjusted EBITDA per diluted share	$0.31	$0.44	$0.48

Discretionary Cash Flow. Discretionary cash flow, a non-GAAP measure(i), for the first quarter of 2016 was $20.5 million, or $0.25 per diluted share, and is reconciled to operating cash flow in the following table (in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Cash flows from operating activities:
Net income (loss)	$(41,109)	$(113,170)	$(10,197)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	16,129	17,308	18,546
Write-down of oil and natural gas properties	34,776	121,134	—
Accretion expense	180	175	209
Amortization of non-cash debt related items	781	781	781
Deferred income tax (benefit) expense	—	—	(5,077)
Net loss (gain) on derivatives, net of settlements	8,648	(977)	7,914
Rig termination fee	—	(566)	3,641
Non-cash expense related to equity share-based awards	392	521	86
Change in the fair value of liability share-based awards	709	1,853	3,088
Discretionary cash flow	$20,506	$27,059	$18,991
Discretionary cash flow per diluted share	$0.25	$0.37	$0.33

Changes in working capital	5,582	4,475	(5,988)
Payments to settle asset retirement obligations	(161)	(211)	258
Payments to settle vested liability share-based awards
related to early retirements	—	—	(3,538)
Payments to settle vested liability share-based awards	(9,807)	—	(3,599)
Net cash provided by operating activities	$16,120	$31,323	$6,124

Weighted average dilutive shares outstanding	83,582	73,036	57,479

Callon Petroleum Company Consolidated Balance Sheets (in thousands, except par and per share values and share data)

	March 31, 2016	December 31, 2015
ASSETS	Unaudited
Current assets:
Cash and cash equivalents	$9,511	$1,224
Accounts receivable	33,683	39,624
Fair value of derivatives	15,585	19,943
Other current assets	881	1,461
Total current assets	59,660	62,252
Oil and natural gas properties, full cost accounting method:
Evaluated properties	2,390,105	2,335,223
Less accumulated depreciation, depletion, amortization and impairment	(1,806,509)	(1,756,018)
Net oil and natural gas properties	583,596	579,205
Unevaluated properties	129,211	132,181
Total oil and natural gas properties	712,807	711,386
Other property and equipment, net	9,757	7,700
Restricted investments	3,315	3,309
Deferred financing costs	3,359	3,642
Other assets, net	366	305
Total assets	$789,264	$788,594
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$62,536	$70,970
Accrued interest	5,879	5,989
Cash-settleable restricted stock unit awards	3,798	10,128
Asset retirement obligations	833	790
Fair value of derivatives	688	—
Total current liabilities	73,734	87,877
Senior secured revolving credit facility	—	40,000
Secured second lien term loan, net of unamortized deferred financing costs	289,062	288,565
Asset retirement obligations	4,427	4,317
Cash-settleable restricted stock unit awards	2,682	4,877
Fair value of derivatives	3,602	—
Other long-term liabilities	211	200
Total liabilities	373,718	425,836
Stockholders' equity:
Preferred stock, series A cumulative, $0.01 par value and $50.00 liquidation preference, 2,500,000 shares authorized: 1,458,948 and 1,578,948 shares outstanding, respectively	15	16
Common stock, $0.01 par value, 150,000,000 shares authorized; 96,093,938 and 80,087,148 shares outstanding, respectively	961	801
Capital in excess of par value	798,532	702,970
Accumulated deficit	(383,962)	(341,029)
Total stockholders' equity	415,546	362,758
Total liabilities and stockholders' equity	$789,264	$788,594

Callon Petroleum Company Consolidated Statements of Operations (Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Operating revenues:
Oil sales	$27,443	$27,909
Natural gas sales	3,255	2,482
Total operating revenues	30,698	30,391
Operating expenses:
Lease operating expenses	6,957	6,959
Production taxes	2,220	2,265
Depreciation, depletion and amortization	15,722	18,104
General and administrative	5,562	12,102
Accretion expense	180	209
Write-down of oil and natural gas properties	34,776	—
Rig termination fee	—	3,641
Acquisition expense	48	—
Total operating expenses	65,465	43,280
Loss from operations	(34,767)	(12,889)
Other income (expense):
Interest expense	5,491	4,858
Loss (gain) on derivative contracts	932	(2,429)
Other income, net	(81)	(44)
Total other expense	6,342	2,385
Loss before income taxes	(41,109)	(15,274)
Income tax benefit	—	(5,077)
Net loss	(41,109)	(10,197)
Preferred stock dividends	(1,824)	(1,974)
Loss available to common stockholders	$(42,933)	$(12,171)
Loss per common share:
Basic	$(0.51)	$(0.21)
Diluted	$(0.51)	$(0.21)
Shares used in computing loss per common share:
Basic	83,582	57,479
Diluted	83,582	57,479

Callon Petroleum Company Consolidated Statements of Cash Flows (Unaudited; in thousands)
	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(41,109)	$(10,197)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation, depletion and amortization	16,129	18,546
Write-down of oil and natural gas properties	34,776	—
Accretion expense	180	209
Amortization of non-cash debt related items	781	781
Deferred income tax benefit	—	(5,077)
Net loss on derivatives, net of settlements	8,648	7,914
Non-cash expense related to equity share-based awards	392	86
Change in the fair value of liability share-based awards	709	3,088
Payments to settle asset retirement obligations	(161)	258
Changes in operating assets and liabilities:
Accounts receivable	5,941	(2,125)
Other current assets	580	452
Current liabilities	(717)	(355)
Change in other long-term liabilities	11	—
Change in other assets, net	(233)	(319)
Payments to settle vested liability share-based awards related to early retirements	—	(3,538)
Payments to settle vested liability share-based awards	(9,807)	(3,599)
Net cash provided by operating activities	16,120	6,124
Cash flows from investing activities:
Capital expenditures	(50,775)	(70,780)
Acquisitions	(10,183)	—
Proceeds from sales of mineral interests and equipment	—	272
Net cash used in investing activities	(60,958)	(70,508)
Cash flows from financing activities:
Borrowings on senior secured revolving credit facility	45,000	60,000
Payments on senior secured revolving credit facility	(85,000)	(58,000)
Payment of deferred financing costs	—	(12)
Issuance of common stock, net	94,949	65,546
Payment of preferred stock dividends	(1,824)	(1,974)
Net cash provided by financing activities	53,125	65,560
Net change in cash and cash equivalents	8,287	1,176
Balance, beginning of period	1,224	968
Balance, end of period	$9,511	$2,144

Earnings Call Information

The Company will host a conference call on Thursday, May 5, 2016, to discuss first quarter 2016 financial and operating results.

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time: Thursday, May 5, 2016, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time)
Webcast: Live webcast will be available at www.callon.com in the "Investors" section of the website.

Alternatively, you may join by telephone using the following numbers:
Toll Free: 1-888-349-0096
Canada Toll Free: 1-855-669-9657
International: 1-412-902-0125
Request to join: Callon Petroleum Company Earnings Call

An archive of the conference call webcast will also be available at www.callon.com in the "Investors" section of the website.

About Callon Petroleum

Callon Petroleum Company is an independent energy company focused on the acquisition, development, exploration, and operation of oil and natural gas properties in the Permian Basin in West Texas.

This news release is posted on the Company's website at www.callon.com and will be archived there for subsequent review under the "News" link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding the consummation of the pending transactions, wells anticipated to be drilled and placed on production, future levels of drilling activity and associated production, the Company's 2016 guidance, capital budget amounts and expected cash flows, reserve quantities and the present value thereof, the implementation of the Company's business plans and strategy, as well as statements including the words "believe," "expect," "plans" and words of similar meaning. Without limiting the foregoing, forward-looking statements contained in this news release specifically include the expectation of total reserve potential and EUR. These statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on our website or the SEC's website at www.sec.gov.

For further information contact:
Joe Gatto
Chief Financial Officer, Senior Vice President and Treasurer
1-800-451-1294